Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nuveen Investments, Inc.:

We consent to the use of our report dated March 27, 2009, except as to the retrospective adoption of SFAS 160 which is as of August 24, 2009, included herein and to the references to our firm under the headings “Summary Historical Consolidated Financial Data of Nuveen Investments,” “Selected Consolidated Financial Data for Nuveen Investments,” and “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois
October 29, 2009